Exhibit 10.14


                REDEEMABLE REFERENCE SHARE SUBSCRIPTION AGREEMENT


      THIS REDEEMABLE SHARE SUBSCRIPTION AGREEMENT is made as of the 6th day of February 2004 (the "Agreement").

BETWEEN: GARADAN INC. an international business company established under the laws of the Barbados, with its registered office at 30E Lower Halcyon Heights, in the Parish of St. James in the Island of Barbados (the "Subscriber"); and

AND: STRATEGY HOLDING COMPANY LIMITED an exempt insurance established under the laws of Barbados with its registered office at Chancery House, High Street, Bridgetown, Barbados (the "Company")

WHEREAS:

A. The Company has been formed pursuant to the Companies Act of the laws of Barbados ("Companies Act")

B.    The authorised capital of the Company consists of:

      (i)   an  unlimited  number  of  shares of one  class,  designated  Common
            Shares;

      (ii) an unlimited number of redeemable preference shares of one class, designated Class A Redeemable Preference Shares Series 1 ("Class A Preference Shares Series 1");

      (iii) an unlimited number of redeemable preference shares of one class, designated Class B Redeemable Preference Shares Series 1 ("Class B Preference Shares Series 1");

      (iv) an unlimited number of redeemable preference shares of one class, designated Class C Redeemable Preference Shares Series 1 ("Class C Preference Shares Series 1");

      (v) an unlimited number of redeemable preference shares of one class, designated Class D Redeemable Preference Shares Series 1 ("Class D Preference Shares Series 1");

C. It is intended that the Subscriber, subscribe for and FOURTY SEVEN THOUSAND SIX HUNDRED AND SEVENTY (47,670) Class A Preference Shares Series 1 representing 100% of the issued and outstanding Class A Preference Shares Series 1 then outstanding, determined on fully diluted basis for a subscription price of Fourty Seven Million Six Hundred and Seventy Six Thousand and Eighty Four United States Dollars (USD$47,676,084.00).



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D.    The purchase and sale of the Class A  Preference  Shares  Series 1 and the completion of the other transactions as contemplated herein are referred to as the "Transactions".

CONDITIONS PRECEDENT:

1. The Transaction is conditional upon exemption from any prospectus and registration requirements of all-applicable securities legislation, rules and policies. Each of the Subscriber and the Company hereby agrees to execute and deliver all documentation required by applicable securities legislation to permit the issuance and sale of all shares on the terms herein set forth.

2. The Transaction is further conditional upon (i) MAINTOP HOLDINGS LTD. an international business company incorporated under the laws of Barbados, having subscribed for and the Company having issued to that subscriber an approximately equal number of nonvoting 10% cumulative ten-year Class B Preference Shares Series 1 Shares of the Company on terms substantially similar to those contemplated herein and (ii) KAVRAV LTD. an international business company incorporated under the laws of Barbados, having subscribed for and the Company having issued to that Subscriber Four Hundred (400) Common Shares (representing 40% of the Common Shares then outstanding determined on a fully diluted basis) for a subscription price of US$1 per Common Share.

3. It shall also be condition of the Closing (as hereinafter defined) that all documentation relating to the Transaction shall be in form and substance satisfactory to Subscriber's legal counsel for Company, each acting reasonably, and that all warranties of the parties contained herein are true and correct on Closing as if made by the respective parties on and as at that date.

1.    INTERPRETATION

As used in this Agreement, the following terms have the following meanings:

      "Affiliate" means an affiliated company or affiliated body corporate within the meaning of the Companies Act Cap. 308 of the laws of Barbados.

      "Business" means the Company's proposed business to be carried on directly or indirectly through one or more wholly owned subsidiaries of the international (non-domestic) insurance and reinsurance, matters ancillary thereto and other business as the board of directors of the Company may from time to time determine.

      "Closing" has the meaning ascribed thereto in Section 4.

      "Closing Date" has the meaning ascribed thereto in Section 4.

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      "Common  Shares"  means the common shares in the capital of the Company as from time to time constituted.

      "Company" means Strategy Holding Company Limited Section 4.

      "Control" a body Corporate is controlled by a person if any shares of the body corporate carrying voting rights sufficient to elect a majority of the directors of the body corporate, except by way of security only, held, directly or indirectly, by or on behalf of that person.

      "Fair Market Value" of any property at any date means the highest cash price in terms of money which would be obtainable for that property as at that date in an open and unrestricted market without compulsion to a willing and knowledgeable purchaser acting at arm's length, as determined by the auditors of the Company having regard to such, considerations as may in their sole and unfettered discretion be considered relevant.

      "Government Body" means any domestic or foreign legislative executive, judicial or administrative body or Person having or purporting to have jurisdiction in relevant circumstances.

      "Laws" means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws; all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, orders, decisions, rulings or awards, policies, published guidelines; or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the person referred to in the context in which such word is used; and "Law" means any one of them.

      "Mortgages" means the fixed rate registered mortgages and charges on Real Property having an estimated aggregate Fair Market Value and Principal value of USD$47,670,084.00 each with a minimum remaining term to maturity of no less than ten years, all as more particular described on Exhibit "A" annexed hereto, and any mortgage substituted for any thereof in accordance with the provisions of section 5 hereof.

      "Person"  or  "person"   means  any   individual,   partnership,   limited
      partnership, corporation, joint venture, association, joint stock company, trust, unincorporated organization or a government or an agency thereof.

      "Purchased Shares" has the meaning ascribed thereto in Section 2.

      "Real Property" means the lands, premises and buildings which are from time to time the subject of the mortgages and charges created by the Mortgages all as more particularly described in Exhibit "B" hereto.

      "Subsidiary" means another body Corporate, which is controlled by the Company being Strategy Insurance Limited.

IT IS HEREBY AGREED as follows:

2.    SUBSCRIPTION FOR SHARES

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2.1   The Subscriber hereby subscribes for and irrevocably  agrees to take up on
      Closing FOURTY SEVEN THOUSAND SIX HUNDRED AND SEVENTY (47,670) Class A Preference Shares Series l in the capital of the Company, and tenders herewith the subscription amount of Forty Seven Million Six Hundred and
      Seventy   Six   Thousand   and   Eighty   Four   United   States   Dollars
      (USD$47,676,084.00) (the "Subscription Amount") representing USD$1,000 per Class A Preference Shares Series 1, in full payment, of the aggregate subscription price for such shares.

2.2 The Class A-D Preference Shares Series l and the Common Shares shall have attached thereto in substance the rights, privileges, restrictions, and conditions set forth on Exhibit "C" hereto.

3.    TENDER AND PAYMENT OF SUBSCRIPTION AMOUNT

3.1 The Subscriber will tender the Subscription Amount in full on Closing by delivery and conveyance on Closing to the Company of good and marketable title to the Mortgages, free and clear of any lien, charge, encumbrance, right or claim of any nature. The Subscriber agrees that upon Closing it shall deliver to the Company the original registered duplicate of each of the Mortgages, together with a legal opinion as to the title to and ownership and provenance of each Mortgage in form and substance.

3.2 The Transaction shall be completed (the "Closing") at the offices of the Company's counsel in Bridgetown, Barbados, as soon as practicable after and in any event no later than the 6th day of February 2004 or such other date as counsel to the parties hereto may agree in writing (such date being herein referred to as the "Closing Date"),

4.    ISSUE OF SHARES

4.1 In consideration of the Subscription Amount, the Company pursuant to a resolution of the Board of Directors, shall issue to the Subscriber on payment in full, as set out in Clause 3.1 hereof, therefor FOURTY SEVEN THOUSAND SIX HUNDRED AND SEVENTY (47,670) Class A Preference Shares Series 1 in the capital of the Company, such shares to be issued as fully paid and non-assessable, and as evidence thereof the Company shall issue a share certificate representing such shares in the name of the Subscriber.

5.    SUBSCRIBER'S RIGHT OF SUBSTITUTION OF MORTGAGES

5.1 The Company hereby irrevocably grants to the Subscriber, effective upon Closing, [but only so long as the Subscriber or any subsidiary or affiliate of the Subscriber is the registered holder of any Class A Preference Shares Series 1 of the Company] the option to acquire at any time all or from time to time any of the Mortgages then held by the Company or its Subsidiary, upon and subject to the following terms and conditions:

      (a) The Subscriber shall have the option, exercisable at any time upon at least thirty (30) days' prior written notice delivered to the Company and the Custodian, to require the Company or its Subsidiary to sell to the Subscriber any or all of the Mortgages then held by the Company or its Subsidiary for a Purchase price equal to the Fair Market Value thereof as at the date and of such notice, payable in the manner set forth in Sub-Clause 5.1(b) below, upon delivery of such notice, together with payment in full, the Company or its Subsidiary shall deliver to the Subscriber good and marketable title to such Mortgages free and clear of any liens, charges, encumbrances, rights or claims of any nature, the Custodian shall deliver to the Subscriber the Mortgages so purchased and the proceeds of such sale be released to the Company or its Subscriber.

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      (b)   The purchase  price payable under  Sub-clause  5.1(a) above shall be payable in immediately available funds denominated in US dollars, provided that Subscriber may at its option, if so stated in its notice of exercise under Sub-clause 5.1(a) above, elect to pay the whole or any part of such purchase price by way of delivery and conveyance to company of good and marketable title, free and clear of any lien, charge, encumbrance, right or claim of any nature, of another mortgage or mortgages:

            (i) having a Fair Market Value at the time of substitution no less than such purchase price or part thereof;

            (ii) having a maturity date within 90 days of the maturity date of the Mortgage being purchased;

            (iii) secured on Real  Property  then having a fair Market  Value no less than the greater of (A) the then Fair Market Value at the time of substitution and (B) the original Fair Market Value as at Closing, of the Real Property subject to the Mortgage being purchased; and

            (iv) otherwise of a nature, form and substance acceptable to the Company, acting reasonably.

      (c) Except as otherwise contemplated herein, neither the Company nor its Subsidiary shall be entitled to sell, transfer, assign or otherwise dispose of (otherwise than by way of pledge, charge or security interest) any interest to any of the Mortgages without the prior written consent of the Subscriber.

      (d) Notwithstanding the foregoing Sub-clause 5.1(c), the Company or its Subsidiary shall be entitled, upon delivery to the Subscriber and the Custodian of at least 15 days' prior written notice together with the certificate of the Company's auditors confirming that the Company or its Subsidiary lacks the liquidity necessary to honour any claim or claims enforceable against it and the amount of any such deficiency, to sell such one or more of the Mortgages in such manner and to such person or persons as may in the discretion of the Company's or its Subsidiary's board of directors be necessary or advisable in order to fund such deficiency and honour such claims. Upon receipt of such notice and certificate the Custodian shall release to the Company's or its Subsidiary's attorney-at-law the Mortgages to be sold, to be held in escrow against receipt of the net sale proceeds thereof of the Company, which proceeds shall be released to the Company or its Subsidiary.

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      (e)   Notwithstanding  the foregoing  Sub-clause  5.1(d),  the  Subscriber shall be entitled to participate in any sale process on the same basis as any other potential purchaser of the Mortgages to be sold.

6.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

6.1   The Company hereby represents and warrants to the Subscriber as follows:

      (a) the Company has been duly and validly incorporated and organised and is validly existing under the laws of Barbados and has al1 requisite corporate power and authority to carry on its business, own its property and assets and to carry out the provisions hereof and has full power and capacity to execute deliver and perform its obligations under this Agreement and to complete the Transaction.

      (b) Each of this Agreement and other agreements entered into in connection with the Transaction when executed, will have been duly authorised, executed and delivered on behalf of the Company and will be a valid and binding obligation of the Company enforceable in accordance with its terms subject, however, to limitations on enforcement imposed by bankruptcy, insolvency, liquidation, reorganisation, reconstruction and other similar Laws affecting the enforcement of the rights of creditors and others and to the extent that Equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

      (c) The Company does not have any direct or indirect ownership or other interest in any business, venture or endeavour other than the Business.

      (d) The Company, or a wholly owned subsidiary thereof, will be on Closing duly qualified or licensed and in good standing as a company authorised to do business in Barbados, which is the only jurisdiction in which it carries on the Business or where the nature of business carried on or proposed to be carried on by it or requires it to be so licensed or qualified.

      (e) There are no material liabilities, indebtedness or obligations of the Company of any kind whatsoever, whether or not absolute or contingent, other than liabilities incurred in the ordinary course of business since the date of incorporation.

      (f) Immediately prior to giving effect to the Transaction, the authorised capital of the Company will on Closing consist of an unlimited number of shares of one class, designated Common Shares; an unlimited number of redeemable preference shares of one class, designated Class A Redeemable Preference Shares Series 1; an unlimited  number of  redeemable  preference  shares  of one  class, designated  Class  B  Redeemable  Preference  Shares  Series  1;  an
            unlimited number of redeemable preference shares of one class, designated Class C Redeemable Preference Shares Series 1; and an unlimited number of redeemable preference shares of one class, designated Class D Redeemable Preference Shares Series 1 and only One Thousand (1000) Common Shares will be duly issued and outstanding as fully paid and non-assessable.

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      (g)   At Closing,  all necessary  corporate action will have been taken by the Company to authorize the creation and issuance of the Purchased Shares and all of the Purchased Shares will, upon their issuance, be
            validly  issued  as  fully-paid  and   non-assessable   shares.  The
            Purchased Shares will on Closing be issued in compliance with all applicable security laws.

      (h) There is no action, suit, proceeding or investigation (whether or not purportedly on behalf of the company) which has been commenced or, to the knowledge of the directors and officers of the Company, no action, proceeding or investigation is threatened against the Company before any court or before any Government Body or before any arbitrator or board.

      (i) There is no person, firm, or corporation acting or purporting to act for the Company entitled to any brokerage or finder's fee in connection with this Agreement.

      (j) Each of the Company's warranties herein shall be true and correct on Closing as if made by the Company on and as at that date.

6.2 The Company hereby acknowledges and agrees that each of the above representations and warranties is being relied on by the Subscriber in connection with its decision to enter into this Agreement and to complete the transactions herein and therein contemplated and that each such representation and warranty shall not merge in or be prejudiced by, and shall survive and continue in full force and effect following closing.

7.    REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

7.1   The Company hereby represents and warrants to the Subscriber as follows:

      (a) The Subscriber is duly incorporated and validly existing under the laws of Barbados and has all requisite corporate power and capacity to enter and perform its obligations under this Agreement and to complete the Transaction.

      (b) This Agreement has been duly authorised, executed and delivered on behalf of the Subscriber and is a valid and binding obligation of the Subscriber, enforceable in accordance with its respective terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies.

      (c) The execution and delivery of this Agreement, and the performance of the Subscriber's obligations hereunder or the consummation of the transactions herein provided for will not result in or constitute a breach of any term or provision of, or constitute a breach of any term or provision of, or constitute a default under, the constating documents, Articles of Incorporation or By-laws of the Subscriber or any agreement to which the Subscriber is a party or by which the Subscriber is bound.

      (d) The Subscriber is or will, subject to the provisions hereof, be purchasing the Purchased Shares for its own account, for investment purposes and not with a view to the distribution thereof. The Subscriber will not directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any Purchased Shares (or solicit any offers to buy, purchase or otherwise acquire any of such Purchased Shares) acquired by it, except in compliance with the Articles and all applicable securities Laws.

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      (e)   The Subscriber understands that the transfer of the Purchased Shares acquired by it pursuant hereto shall be subject to the restrictions imposed by the Articles or applicable securities Laws and may bear restrictive legends describing such restrictions.

      (f) The Subscriber is the sole and exclusive beneficial owner of right of the mortgages, with good and marketable title thereto free and clear of any liens, charges, encumbrances, rights or claims of any nature.

      (g) The Mortgages constitute valid and enforceable first registered mortgages and charges against all Real Property, subject to no prior registered charges.

      (h) The Subscriber's decision to execute this Agreement and purchase the Purchased Shares has not been based upon any verbal or written representations as to fact or otherwise made by or on behalf of the Company other than those contained in this Agreement.

      (i) The Subscriber acknowledges that no Prospectus has been filed by the Company with any securities commission or similar regulatory authority in any jurisdiction in connection with the sale of the Purchased Shares and as a result (i) the Subscriber may be restricted from using most of the civil remedies under applicable securities Laws, (ii) the Subscriber may not receive information that would otherwise be required to be provided to it under applicable securities Laws, and (iii) the Company may be relieved from certain obligations that would otherwise apply under applicable securities Laws.

      (j) The Subscriber acknowledges that the investment in the Purchased Shares may have tax and/or other consequences to the Subscriber under applicable Laws, which the Subscriber is solely responsible for determining and in respect of which no assistance will be provided by the Company or its advisors, and the Subscriber has obtained its own legal and tax advice.

      (k) There is no person, firm or corporation acting or purporting to act for the Subscriber entitled to any brokerage or finder's fee in connection with this Agreement.

      (l) The aggregate Fair Market Value of the Real Property will be at Closing no less than [100%] of the aggregate to Fair Market Value of the Mortgages on that date.

      (m) Each of the Subscriber's warranties herein shall be true and correct on Closing as if made by the Subscriber on and as that date.

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7.2   The  Subscriber  hereby  acknowledges  and  agrees  that each of the above representations and warranties is being relied on by the Company without independent inquiry in connection with the issue and sale to the Subscriber of the Purchased Shares acquired by it and that each such representation and warranty shall not merge in or be prejudiced by, and shall survive and continue in full force and effect following Closing.

8.    COVENANTS OF THE COMPANY

8.1 The Company shall maintain its corporate existence, rights and franchises in full force and effect.

8.2 The Company shall comply with all applicable Laws, non-compliance with which could materially adversely affect its business or condition, financial or otherwise.

8.3 The Company shall make all dividend payments on all, Classes and Series of the Preference Shares, as they become due and payable.

9.    DIVIDEND PAYMENTS

9.1 In the event that any dividend payments that are due and payable, on the Class A Preference Shares Series 1 shares, are not paid, the Company shall, at the option of the Subscriber, immediately pay the equivalent of the six (6) months anticipated dividend to the Subscriber.

10.   GENERAL

10.1 Governing Law. This Agreement is a Barbados contract governed by the laws of Barbados. Both parties hereby irrevocably attorn to the non-exclusive jurisdiction of the courts of Barbados.

10.2  Time of the Essence. Time shall be of the essence hereof.

      Currency. All references herein to monetary amounts are references to lawful money of the United States of America.

10.3 Entire Agreement. This Agreement and the other agreements contemplated herein constitute the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings.

10.4 Amendments. This Agreement may be amended, modified or supplemented in any respect by written instrument only signed by each party hereto.

10.5 Execution by Facsimile. This Agreement may be executed by the parties and transmitted by facsimile transmission, and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered executed original agreement.


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10.6  Counterparts.  This Agreement may be executed in several counterparts each of which when so executed shall be deemed to be an original and such shall constitute one and the same instrument.

10.7 Severability. Any Section, paragraph or other subdivision of this Agreement or any Provision of this Agreement which is or becomes, or is determined by an arbitrator, as provided for in section 10.8, hereto or court of competent jurisdiction to be, illegal, invalid or unenforceable shall be severed from this Agreement and be effective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof.

10.8 In the event of any dispute between any of the Parties hereto arising out of this Agreement, the matter in dispute shall be referred to arbitration in accordance with this Section 10.8 and a Party may make a demand for arbitration by written notice to the other Party stating the matter and amount, if any, in dispute. The matter in dispute shall be referred to a panel of three (3) arbitrators (the "Arbitrators") agreed to by the parties and arbitration proceedings shall be conducted in accordance with the Arbitration Act, Cap. 110 of the laws of Barbados.

10.9 Waiver. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a waiver or continuing waiver unless otherwise expressly provided in writing duly executed by the party to be bound thereby.

10.10 Assignment  and  Enurement.   This  Agreement  is  not   transferable   or
      assignable. This Agreement shall enure to the benefit of and be binding upon the parties, their successors and permitted assigns.

10.11 Non-Merger of Agreement. The rights and obligations of this Agreement shall not merge on the consummation of the Agreement, but shall be binding on the parties until such time as the Subscriber, his successors or permitted assigns ceases to be a Shareholder of the Company.

10.12 Further Assurances. Each of the parties covenants and agrees that it will sign such further agreements, assurances, waivers and documents, and do and perform or cause to be done and performed such further and other acts and things as may be necessary or desirable from time to time in order to give full effect to this Agreement and every part hereof.

10.13 Notice. Any notice required or permitted to be given or made hereunder shall be given in writing and shall be effectively given or made if sent by electronic facsimile or personally delivered to any party hereto, except the Company, at its last address as set forth in the records of the Company, and if to the Company, at its then registered office, in each case to the attention of the President. If delivered personally or by way of electronic facsimile, any such notice shall be deemed to have been given or made on the date of such delivery or transmission. Any party may change its address for service by giving notice of such change of address to the Company and the other parties hereto in the manner herein provided.

This Agreement is signed and executed by the respective Parties in counterpart; each counterpart is to be read as an original document and all such counterparts are to be deemed as representing the same document.

A telecopied transmission of this Agreement by any person named below shall be sufficient to establish the signature of that person and to constitute the authority in writing of such person to the foregoing resolution.

If the foregoing is in accordance with your understanding, please sign and return the enclosed Agreement as soon as possible to evidence the Subscriber's agreement to purchase the Purchased Shares.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first before written.

SIGNED BY FOR AND ON BEHALF OF
GARADAN INC. IN THE PRESENCE OF:
                                                     /s/ J. Gordon Murphy
                                                     ---------------------------
                                                     Name:  Dr. J. Gordon Murphy
                                                     Title: Director
Witness:    /s/ Kezsha N. Hyde
            ------------------
Name:       Kezsha N. Hyde
            --------------
Address:    Apt. #3, Pilgrim Road, Christ Church
            ------------------------------------
Calling/Description: Attorney-At-Law
                     ---------------


SIGNED BY FOR AND ON BEHALF OF
STRATEGY HOLDING COMPANY
LIMITED. IN THE PRESENCE:
                                                   ----------------------------

Witness:    /s/ Kezsha N. Hyde
            ------------------
Name:       Kezha N. Hyde                            /s/ Trevor A. Carmichael
            ---------------------------------------  -------------------------
Address:    Apt. #3, Pilgrim Road, Christ Church     Name:   Dr. Trevor A. Carmichael
            ---------------------------------------
Calling/Description: Attorney-At-Law                 Title:   Director
                     ---------------

                                    EXHIBIT A

                            DESCRIPTION OF MORTGAGES

                                [to be inserted]

                                    EXHIBIT B

                          DESCRIPTION OF REAL PROPERTY

                                [to be inserted]

                                    EXHIBIT C

                                SHARE ATTRIBUTES


PREFERENCE SHARES Each   Series  of   Preferred   Shares   shall  have  attached
                  thereto the following rights, privileges, restrictions and conditions:

                  (a) Each Series of Preferred Shares shall rank pari passu in all respects.

                  (b) The Redeemable Preferred Shares shall bear a cumulative preferential dividend equal to 10% per annum of the par value thereof, payable quarterly on the last business day of each calendar quarter, in preference and priority to any payment of dividends to the holders of any other class of shares in the capital of the Company in respect of that quarter, but the holders of the Preferred shares shall have no further right to dividends. The said preferential dividend shall accrue from January 1, 2004 and the first payment of such dividend shall be payable on April 1, 2004.

                  (c) The Preferred Shares shall be retractable in whole or part at the option of the holder at any time by the shareholder and is mandatory after the tenth anniversary of the Closing Date upon at least fifteen (15) working days prior written notice at the redemption price of US$1,000 per preferred share, plus accrued and unpaid cumulative preferential dividends.

                  (d) The Preferred Shares shall rank in priority to the shares of all classes in the capital of the Company as to the return of capital upon the liquidation, dissolution or other winding-up of the Company, but thereafter the holders of the Preferred Shares shall have no further right to participate in the assets of the Company.

                  (e) In the case of any redemption or retraction of Preferred Shares, or the liquidation, dissolution or other winding-up of the Company, the Company may at its option pay the whole or any part of the amount payable to any one or more holders of the Preferred Shares in such event by way of the delivery and conveyance to such holders of good and marketable title to Property having aggregate Fair Market Value equal to or greater than such amount or part thereof. For the purposes hereof "Property" means property then owned by the Company which was acquired by the Company in consideration of the issuance of any Preferred Shares of the Series being redeemed or repurchased, or any property of the Company received by the Company pursuant to any right of substitution of property exercised by the party to whom any such shares were issued.

                  (f)   The Preferred Shares shall be non-voting in all events.

                  (g) The Preferred Shares shall be non-transferable without the prior written consent of the Company, which consent may be arbitrarily consented or denied, provided that the Preferred Shares may be transferred to Subsidiary or an Affiliate of the Subscriber upon prior written notice of the Company.

COMMON SHARES:

                  (a) Subject to the prior rights of the holders of the Preferred Shares, the holders of the Common Shares shall have the right to receive dividends, if any, as the directors in their discretion may from time to time declare.

                  (b) Subject to the prior rights of the holders of the Preferred Shares, the holders of the Common Shares shall have the right on the liquidation, dissolution or winding-up of the Company or other distribution of its assets among its shareholders for the purpose of winding-up its affairs to receive the remaining assets of the Company.

                  (c) The Holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the company and to vote at any such meeting on the basis of one vote of each Common Share held.

                  (d) The Common Shares shall be in registered form and shall be transferable upon the prior written consent of the Company, which consent may not be unreasonably withheld or delayed.

                  (e) In the event that the holders of at least two-thirds of Common Shares then outstanding shall at any time hereafter receive from a third party dealings at arm's length with each holder of Common Shares an irrevocable bona fide offer to purchase all, but not less than all, of the outstanding Common Shares of the Company for a purchase price payable in cash or by way of shares the purchaser of a class listed for trading on a recognized North American stock exchange, which offer they desire to accept, then all holders of Common Shares shall be immediately provided with a complete and accurate copy of that offer and all holders of Common Shares shall be obliged to accept and shall sell their Common Shares to the third party in accordance with the terms of that offer.